                                                                    Exhibit 99.1

                             FOR IMMEDIATE RELEASE
                               January 22, 2002

Contact:
Daryl G. Byrd, President and CEO  (337) 267-4458 Ext. 4708
John R. Davis, Senior Executive Vice President (919) 676-7641

             IBERIABANK Corporation Reports Record Annual Earnings

     LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 114-year-old IBERIABANK (http://www.iberiabank.com), announced record operating earnings for both the quarter and year ended December 31, 2001. For the fiscal year ended December 31, 2001, the Company earned $14.5 million, an 11.8% increase over the same period in 2000. On a per share basis, the Company earned $2.36 per diluted share, up 11.3% from the prior year. For the quarter ended December 31, 2001, the Company earned $3.8 million, an increase of 8.4% over the same period in 2000. On a per share basis, the Company earned a record $0.63 per diluted share, up 10.2% from the same period last year, exceeding average analyst expectations for the quarter ended December 31, 2001. For eight consecutive quarters, the Company achieved record operating results that met or exceeded average analyst estimates.

     Daryl Byrd, President and CEO of IBERIABANK Corporation, remarked, "We are delighted to report these outstanding operating results to our shareholders. It is particularly gratifying when considering the challenging economic environment we face. Our ability to perform well during these times is a tribute to our employees, clients, and the communities we are proud to serve."

     Total assets at December 31, 2001 were $1.43 billion, up 2.2% versus one year ago. Compared to year-end 2000, non-mortgage loans increased nearly $98 million, or 15%. Total deposits grew $94 million, or 8%, over this same period. Since year-end 2000, noninterest-bearing deposits grew $25 million, or 19%. As a result of these growth characteristics and mix changes, the Company's net interest margin for the fourth quarter of 2001 improved to 4.33%, up 45 basis points from 3.88% in the same quarter last year, and up 30 basis points compared 4.03% reported for the third quarter of 2001. Tax-equivalent net interest income for the fourth quarter of 2001 improved 13% versus the same quarter last year and up 6% compared to the third quarter of 2001.

     The Company's provision for loan loss was $2.3 million in the fourth quarter, up $1.3 million from third quarter 2001. Additional reserves and net charge-offs were incurred as the Company's level of nonperforming assets increased by $1.3 million compared to September 30, 2001. The additional provision incurred during the fourth quarter was partially offset by a $251,000 gain recorded on the sale/leaseback of the Company's Gretna office building. All other noninterest income sources increased $649,000, or 18% compared to the third quarter of 2001.

     The tangible efficiency ratio is a measure of a bank's operating efficiency. The Company's tangible efficiency ratio was 52.6% in the fourth quarter of 2001, an improvement from 55.3% in the third quarter of 2001. This ratio for the quarter ended December 31, 2001 was a 6-year low for the Company on a quarterly operating basis, and continued the favorable trend toward the Company's goal of 50%.

     Return on average assets was 1.03% for the fourth quarter of 2001, an improvement from 1.01% in the third quarter of 2001. Return on average equity for the fourth quarter of 2001 was 11.01% or an improvement of 33 basis points from 10.68% for the third quarter of 2001. On a cash basis, ROA and ROE for the fourth quarter of 2001 were 1.20% and 12.76%, respectively.

     The company has historically used a very conservative definition of nonperforming assets compared to peer institutions. The Company defines nonperforming assets as non-accruing loans, accruing loans more than 90 days past due, foreclosed assets, and OREO. Nonperforming assets amounted to $13.0 million or 0.91% of total assets as of December 31, 2001, compared to a level of approximately $11.6 million, or 0.79% of total assets, on September 30, 2001. Without consideration of accruing over 90 days, non-performing assets would have been $11.3 million or 0.79% of total assets as of 12/31/01. Non-performing loans as of 12/31/01 totaled $7.0 million or 0.49% of total assets. This compared to non-performing loans totaling $10.7 million or 0.74% of total assets as of 09/30/01.

     IBERIABANK experienced an increase in non-performing assets throughout 2001 due to a combination of problems with a limited number of commercial loans, a deterioration in the economy as a whole, which increased the level of consumer non-performing assets, and a general seasoning of the entire loan portfolio. The three largest commercial credits included in the non-performing classification represented almost 60% of total non-performing assets. Two of these loans were moved into OREO during the fourth quarter of 2001 as the Bank continued to make progress with respect to their collection. Both are carried at values below recent appraisals. The allowance for loan losses was 1.16% of loans as of December 31, 2001, compared to 1.05% on September 30, 2001 and June 30, 2001. The allowance for loan losses as a percentage of nonperforming loans was 160% on December 31, 2001, compared to 94% at September 30, 2001. Net charge-offs as a percentage of average loans was 0.44% in the fourth quarter of 2001 compared to 0.41% in the third quarter of 2001. During 2001, the Bank became more conservative in its recognition of charge-offs by changing the consumer charge-off policy to more quickly and consistently recognize problem loans and their related charge-offs. The allowance for loan losses covered 2001 net charge-offs by 270%.

     Book value, or shareholders' equity, per share at December 31, 2001, was $23.03 and tangible book value per share was $16.92. These figures were up 10% and 16%, respectively, from one-year prior. The Company's Tier 1 Leverage Ratio was 6.95% at December 31, 2001, up from 6.67% one year ago. On December 18, 2001, the Company announced the completion of the share repurchase program that commenced approximately one year earlier. In addition, the Company announced a new share repurchase program authorizing the purchase of up to 300,000 shares of IBERIABANK Corporation common stock. To date, the Company has not purchased any shares under this latest program. The Company's closing stock price on December 31, 2001 was $27.72, up 27.4% versus year-end 2000.

     The Company reaffirms previously stated guidance for anticipated annual earnings for the year of 2002. The Company remains comfortable with earnings in the range of $2.60 to $2.70 per fully diluted share for the full year 2002, excluding any favorable adjustments to earnings as a result of the adoption of FAS 142 beginning January 1, 2002. Based on this range, the Company expects EPS growth of 10.0% to 14.4% for the year 2002 compared to the prior year.

     IBERIABANK operates 23 offices located in south central Louisiana, 11 offices located in northeast Louisiana, and 8 offices located in the greater New Orleans area.

     To the extent that statements in this report relate to the plans, objectives, or future performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. IBERIABANK Corporation's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting IBERIABANK Corporation's business and prospects is contained in the Company's periodic filings with the Securities and Exchange Commission.

                           Financial Tables Attached

FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share data)

                                                                                                                   For The Three
                                                                  For The Three Months Ended                       Months Ended
                                                                         December 31                               September 30
                                                              ----------------------------------
                                                                    2001              2000        % Change              2001
-----------------------------------------------------------------------------------------------------------------------------------
Income Data
       Net Income                                             $        3,766    $         3,474       8%          $       3,664
       Net Interest Income                                            14,439             12,821      13%                 13,617

Per Share Data
       Net Income - Basic                                     $         0.66    $          0.58      13%          $        0.62
       Net Income - Diluted                                             0.63               0.57      10%                   0.59
       Cash Earnings - Diluted                                          0.72               0.67       8%                   0.68

       Book Value (End of Period)                                      23.03              20.99      10%                  22.74
       Tangible Book Value (End of Period)                             16.92              14.58      16%                  16.62
       Cash Dividends                                                   0.18               0.17       6%                   0.18

Average Balance Sheet Data
       Loans                                                  $      961,797    $       949,731       1%          $     950,794
       Securities                                                    315,443            353,299     -11%                289,851
       Earning Assets                                              1,338,844          1,317,884       2%              1,352,228
       Total Assets                                                1,445,802          1,394,787       4%              1,444,701
       Noninterest Bearing Deposits                                  154,332            125,497      23%                142,164
       Interest Bearing Deposits                                   1,081,643          1,008,064       7%              1,097,190
       Borrowings                                                     44,268            122,637     -64%                 46,769
       Interest Bearing Liabilities                                1,138,689          1,130,701       1%              1,154,125
       Shareholders' Equity                                          135,645            126,086       8%                136,086

Shares Outstanding
       Basic                                                       5,717,607          5,984,253                       5,884,906
       Diluted                                                     6,018,704          6,119,421                       6,229,525
       Book Value  (End of Period)                                 5,835,927          6,052,080                       5,955,178

Key Ratios
       Return on Average Assets                                         1.03%              0.99%                           1.01%
       Return on Average Equity                                        11.01%             10.96%                          10.68%
       Net Interest Margin (Tax-equivalent Basis)                       4.33%              3.88%                           4.03%
       Net Charge-Offs to Average Loans                                 0.44%              0.26%                           0.41%
       Tangible Efficiency Ratio  (Tax-equivalent Basis)                52.6%              49.5%                           55.3%
       Average Loans to Average Deposits                                77.8%              83.8%                           76.7%
       Nonperforming Assets to Total Assets                             0.91%              0.57%                           0.79%
       Allowance For Loan Losses to Loans                               1.16%              1.09%                           1.05%
       Tier 1 Leverage Ratio                                            6.95%              6.67%                           6.92%

                             IBERIABANK CORPORATION
                                LOANS RECEIVABLE
                             (Dollars in thousands)

                                              December 31,         % of           December 31,         % of             %
                                                 2001              Total             2000              Total         Change
                                              ------------         -----          ------------         -----         ------
Residential Mortgage Loans:
        Residential 1-4 family                $    198,403          20.8 %        $    279,193          29.7 %        (28.9)%
        Construction                                 5,915           0.6 %               7,482           0.8 %        (20.9)%
                                              ------------         -----          ------------         -----         ------
             Total Mortgage Loans                  204,318          21.4 %             286,675          30.5 %        (28.7)%
Commercial Loans:
        Real Estate                                228,284          23.9 %             196,479          20.9 %         16.2 %
        Business                                   117,530          12.3 %              78,986           8.4 %         48.8 %
                                              ------------         -----          ------------         -----         ------
             Total Commercial Loans                345,814          36.2 %             275,465          29.3 %         25.5 %
Consumer Loans:
        Indirect Automobile                        220,698          23.1 %             205,143          21.8 %          7.6 %
        Home Equity                                114,056          11.9 %             108,070          11.5 %          5.5 %
        Automobile                                  28,793           3.0 %              25,297           2.7 %         13.8 %
        Credit Card Loans                           10,403           1.1 %               9,559           1.0 %          8.8 %
        Other                                       31,933           3.3 %              30,316           3.2 %          5.3 %
                                              ------------         -----          ------------         -----         ------
             Total Consumer Loans                  405,883          42.5 %             378,385          40.2 %          7.3 %
                                              ------------         -----          ------------         -----         ------
             Total Loans Receivable                956,015         100.0 %             940,525         100.0 %          1.6 %
                                                                   =====                               =====         ======
Allowance for Loan Losses                          (11,117)                            (10,239)
                                              ------------                        ------------
        Loans Receivable, Net                 $    944,898                        $    930,286
                                              ============                        ============

                              ASSET QUALITY DATA
                            (Dollars in thousands)

                                                              December 31,           December 31,
                                                                 2001                    2000
                                                              ------------           ------------
Nonaccrual Loans                                                    5,263                  5,467
Foreclosed Assets                                                     192                    344
Other Real Estate Owned                                             5,817                     77
Accruing Loans More Than 90 Days Past Due                           1,691                  2,074
Total Nonperforming Assets (*)                                     12,963                  7,962
Nonperforming Assets to Total Assets                                 0.91%                  0.57%
Allowance For Loan Losses to Nonperforming Loans                    159.9%                 135.8%
Year to Date Charge-offs                                            4,674                  2,865
Year to Date Recoveries                                               505                    494

(*) Nonperforming Assets consist of nonaccruing loans, accruing loans more than 90 days past due and foreclosed property.


                                   DEPOSITS
                            (Dollars in thousands)

                                              December 31,         % of           December 31,         % of             %
                                                 2001              Total             2000              Total         Change
                                              ------------         -----          ------------         -----         ------
Noninterest Bearing DDA                       $   154,580           12.5 %        $   129,468           11.3 %         19.4 %
NOW Accounts                                      243,685           19.7 %            182,668           16.0 %         33.4 %
Money Market Deposits                              80,188            6.5 %             75,204            6.6 %          6.6 %
Savings Deposits                                  224,871           18.2 %            186,782           16.3 %         20.4 %
Certificates of Deposit                           534,070           43.2 %            569,065           49.8 %         (6.1)%
                                              ------------         -----          ------------         -----           ----
         Total Deposits                       $ 1,237,394          100.0 %        $ 1,143,187          100.0 %          8.2 %
                                              ============         =====          ============         =====           ====

                            IBERIABANK CORPORATION
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                            (Dollars in thousands)

                                                      For The Three Months                           For The Twelve Months
INCOME STATEMENT                                       Ended December 31,                             Ended December 31,
----------------                           ----------------------------------------     -------------------------------------------
                                               2001           2000        % Change           2001             2000        % Change
                                           ------------   ------------   ----------     --------------   -------------   ----------
Interest Income                             $   23,487     $   26,689       (12.0) %     $    100,368     $   103,966      (3.5) %
Interest Expense                                 9,048         13,868       (34.8) %           46,018          52,730     (12.7) %
                                           -----------    -----------      ------       -------------    ------------    ------
   Net Interest Income                          14,439         12,821        12.6  %           54,350          51,236       6.1  %
Provision For Loan Losses                        2,348          1,965        19.5  %            5,046           3,861      30.7  %
                                           -----------    -----------      ------       -------------    ------------    ------
   Net Interest Income After                    12,091         10,856        11.4  %           49,304          47,375       4.1  %
      Provision For Loan Losses
Service Charges                                  2,049          2,078        (1.4) %            8,054           8,050       0.0  %
ATM Fees                                           397            350        13.4  %            1,491           1,309      13.9  %
Other Noninterest Income                         2,106            844       149.5  %            5,599           3,459      61.9  %
                                           -----------    -----------      ------       -------------    ------------    ------
   Total Noninterest Income                      4,552          3,272        39.1  %           15,144          12,818      18.1  %
Salaries and Employee Benefits                   5,560          3,751        48.2  %           21,187          18,510      14.5  %
Occupancy and Equipment                          1,321          1,450        (8.9) %            5,439           5,589      (2.7) %
Goodwill Amortization                              777            806        (3.6) %            3,151           3,267      (3.6) %
Other Noninterest Expense                        3,273          2,779        17.8  %           11,934          12,338      (3.3) %
                                           -----------    -----------      ------       -------------    ------------    ------
   Total Noninterest Expense                    10,931          8,786        24.4  %           41,711          39,704       5.1  %
Income Before Income Taxes                       5,712          5,342         6.9  %           22,737          20,489      11.0  %
Income Taxes                                     1,946          1,868         4.2  %            8,229           7,514       9.5  %
                                           -----------    -----------      ------       -------------    ------------    ------
Net Income                                  $    3,766     $    3,474         8.4  %     $     14,508     $    12,975      11.8  %
                                           ===========    ===========      ======       =============    ============    ======

                                                                                         December 31,     December 31,
BALANCE SHEET                                                                                2001             2000        % Change
-------------                                                                           --------------   -------------   ----------
ASSETS
------
Cash and Due From Banks                                                                  $     35,945     $    32,000      12.3  %
Interest-Bearing Deposits in Banks                                                             15,736           2,541     519.3  %
Investment Securities Available for Sale                                                      219,825         268,223     (18.0) %
Investment Securities Held to Maturity                                                        102,082          76,322      33.8  %
Federal Home Loan Bank Stock                                                                    5,600           7,997     (30.0) %
Loans Held For Sale                                                                            15,867           3,347     374.1  %
Loans, Net of Unearned Income                                                                 956,015         940,525       1.6  %
Allowance for Loan Losses                                                                     (11,117)        (10,239)      8.6  %
Accrued Interest Receivable                                                                     7,729           9,142     (15.5) %
Premises and Equipment                                                                         19,455          21,465      (9.4) %
Goodwill and Acquisition Intangibles                                                           35,644          38,796      (8.1) %
Mortgage Servicing Rights                                                                         150             178     (15.7) %
Other Assets                                                                                   23,894           5,865     307.4  %
                                                                                        -------------    ------------    ------
          Total Assets                                                                   $  1,426,825     $ 1,396,162       2.2  %
                                                                                        =============    ============    ======
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Noninterest-Bearing Deposits                                                             $    154,580     $   129,468      19.4  %
Interest-Bearing Deposits                                                                   1,082,814       1,013,719       6.8  %
Short-Term Borrowings                                                                           4,250          54,000     (92.1) %
Securities Sold Under Agreements to Repurchase                                                  8,089               -       0.0  %
Accrued Interest Payable                                                                        4,129           5,480     (24.7) %
Long-Term Debt                                                                                 31,437          60,843     (48.3) %
Other Liabilities                                                                               7,109           5,610      26.7  %
                                                                                        -------------    ------------    ------
          Total Liabilities                                                                 1,292,408       1,269,120       1.8  %
Total Shareholders' Equity                                                                    134,417         127,042       5.8  %
                                                                                        -------------    ------------    ------
          Total Liabilities and Shareholders' Equity                                     $  1,426,825     $ 1,396,162       2.2  %
                                                                                         ============     ===========     =====